Exhibit 5.2

DLA Piper Nederland N.V.
Amstelveenseweg 638
1081 JJ Amsterdam
P.O. Box 75258
1070 AG Amsterdam
The Netherlands
T+31 20 541 9888
F+31 20 541 9999
W www.dlapiper.nl

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DLA Piper Nederland N.V. is registered with the Trade Register of the Chamber of Commerce under number 34207878.

DLA Piper Nederland N.V. is part of DLA Piper, a global law firm, operating through various separate and distinct legal entities.

A list of offices and regulatory information can be found at www.dlapiper.com.

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+31 20 541 9888

Your Ref:
To:		GKN/RDE/343250/6
Our Ref:
WPC Eurobond B.V.		NLM/7253993.2
50 Rockefeller Plaza
New York, New York 10020

19 January 2017

By Courier and Email

RE:	LEGAL OPINION - WPC EUROBOND B.V. — U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) FILING (2)

Dear Sir(s)/Dear Madam(s)

1.                                      DLA PIPER NEDERLAND N.V. ROLE

1.1                               We have acted as special legal counsel to the Company (as defined below) to render a legal opinion on matters of Netherlands Law (as defined below) in connection with the entry into by the Company of the Agreements (as defined below) and the filing of the Form 8-K (as defined below) with the SEC relating to the registration of, inter alia, debt securities to be issued pursuant to the Indenture (as defined below) (the “Registration”). This opinion supplements our opinion, dated 8 November 2016, previously filed as Exhibit 5.2 to the automatic shelf registration statement on Form S-3 (File No. 333-214510) prepared and filed by the Company with the SEC on 8 November 2016.

2.                                      DOCUMENTS

In rendering this legal opinion, we have examined and relied upon the following documents only (any attachments thereto and documents referred to therein being specifically excluded except to the extent otherwise stated herein):

2.1                               a print of an e-mailed copy received by us on 19 January 2017 of a Current Report on Form 8-K (excluding any documents incorporated by reference in it or any exhibits to it, other than the relevant Agreements) to be filed with the SEC on 19 January 2017 relating to the Registration (the “Form 8-K”);

2.2                               a print of an e-mailed copy received by us on 8 November 2016 of an indenture among (1) the Company as issuer, (2) W. P. Carey Inc. as guarantor and (3) U.S. Bank National Association as trustee dated as of 8 November 2016 (the “Indenture”)

2.3                               a print of an e-mailed copy received by us on 19 January 2017 of an executed copy of a first supplemental indenture between the Company as issuer, W. P. Carey Inc. as guarantor and U.S. Bank National Association as trustee dated as of 19 January 2017 (the “Supplemental Indenture”);

2.4                               a print of an e-mailed copy received by us on 19 January 2017 of an executed copy of a global note between the Company as issuer and U.S. Bank National Association as trustee dated 19 January 2017 (the “Note”);

2.5                               a print of an e-mailed copy received by us on 4 November 2016 of a notarial copy of the deed of incorporation (akte van oprichting) in respect of WPC Eurobond B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Netherlands law, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, its address at Strawinskylaan 741, Toren C, 7th Fl, 1077 XX Amsterdam, the Netherlands and registered with the Chamber of Commerce under number 856821081 (the “Company”), dated 14 October 2016 (the “Deed of Incorporation”), containing its articles of association (statuten), stated to be its currently effective articles of association according to the Excerpt (as defined below) (the “Articles of Association”);

2.6                               a print of an e-mailed copy received by us on 19 January 2017 of the signed excerpt from the Trade Register as supplied by the Chamber of Commerce (uittreksel uit het handelsregister) in respect of the Company dated 19 January 2017, and relating to the registration of the Company under number 856821081 (the “Excerpt”);

2.7                               a print of an e-mailed copy received by us on 18 January 2017 of a written resolution of the managing board of the Company, dated 18 January 2017, authorising, inter alia, the execution by the Company of the Agreements and containing a power of attorney in favour of Mark J. DeCesaris, Thomas E. Zacharias or Susan C. Hyde (the “Managing Board Resolution”);

2.8                               a print of an e-mailed copy received by us on 18 January 2017 of a written resolution of the general meeting of shareholders of the Company, dated 18 January 2017, authorising, inter alia, the execution by the Company of the Agreements (the “Shareholders Resolution”);

2.9                               a print of an e-mailed copy received by us on 18 January 2017 of a written power of attorney in favour of Mark J. DeCesaris, Thomas E. Zacharias or Susan C. Hyde, as included in the Managing Board Resolution granted by the Company in relation to its entry into of the Agreements (the “Power of Attorney”); and

2.10                        a checklist relating to our findings in respect of the searches referred to in paragraph 4 (the “Company Searches”), dated as per the date of this legal opinion.

The documents referred to in paragraph 2.2 up to and including paragraph 2.4 shall hereinafter jointly be referred to as the “Agreements”. The documents referred to in paragraph 2.1 up to and including paragraph 2.9 shall hereinafter jointly be referred to as the “Documents”.

3.                                      SEARCHES

We have carried out searches by consulting publicly available information on the Company with:

3.1                               the Trade Register of the Chamber of Commerce;

3.2                               the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands; and

3.3                               the Central Insolvency Register (Centraal Insolventieregister) in The Hague, the Netherlands.

4.                                      STATUS OF LEGAL OPINION

4.1                               This legal opinion relates to Netherlands law as it exists and is interpreted at the date of this legal opinion (“Netherlands Law”). This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Netherlands law.

4.2                               The Agreements are expressed to be governed by the laws of the State of New York. Accordingly, our review of the Agreements has been limited to the terms of the Agreements as they appear on the face thereof without reviewing or making reference to the general body or concepts of law incorporated into and/or made applicable to the Agreements by the choice of law clauses contained therein, or of any other law that at some point in time will be applied by a court or arbitral tribunal. We have not investigated, nor do we express a legal opinion on the law of any jurisdiction other than Netherlands Law. Unpublished case law and provisions of Netherlands Law amended in the future with retroactive effect to the date hereof are not included.

4.3                               Even though the Agreements contemplate the continued obligations of the Company, no legal opinion is given that the future performance of the Company’s obligations will not contravene the law to which the Agreements are subject if altered in the future. In particular, we have made no investigation into the laws of the State of New York as a basis for the legal opinions expressed hereinafter and do not express or imply any legal opinion thereon.

4.4                               We do not express any legal opinions on (i) tax matters, or (ii) European or international law, including (without limitation) the rules of or promulgated under or by any bi- or multilateral treaty or treaty organisation (unless forming part of, or implemented into, Netherlands Law), or (iii) any competition or anti-trust laws, or (iv) any security rights, or (v) the Works Councils Act, or (vi) any in rem matters. Finally, no legal opinion is given on any commercial, accounting or other non-legal matter or on the ability of the Company or any group companies of the Company to meet their financial or other obligations under the Agreements.

4.5                               We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in the Agreements (with the exception of those matters on which we specifically express our legal opinion). To the extent that the accuracy of such facts, representations or warranties not so investigated or verified and any of the facts stated in the Agreements (or verbally confirmed) are relevant to the contents of this legal opinion, we have assumed without any independent investigation, that such facts, representations and warranties are correct.

4.6                               Except as stated above, we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any group companies of the Company or any corporate records of the Company or any group companies of the Company, and we have not made other enquiries concerning the Company or any group companies of the Company.

4.7                               This legal opinion expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; consequently, this legal opinion is issued and may only be relied upon on the express condition that all words and expressions used herein shall be construed and interpreted in accordance with Netherlands Law.

5.                                      ASSUMPTIONS

For the purpose of the legal opinions expressed herein, we have assumed (without making any independent investigation):

5.1                               that all Documents received by us as copies, whether by fax, e-mail or otherwise, are complete and conform to the original Documents in all respects;

5.2                               the authenticity and completeness of all Documents received by us as originals;

5.3                               the genuineness and completeness of all signatures on the Documents received by us, such signatures being the signatures of the relevant individuals concerned;

5.4                               that (a) the resolutions referred to in paragraph 2 represent a true record of the proceedings described in them, and that all of the said resolutions were validly passed and remain in full force and effect without modification, (b) any confirmation referred to in paragraph 2 is true;

5.5                               that the Company does not have, is not under the legal obligation to have, and is not in the process of establishing a (joint (gemeenschappelijke), central (centrale) or group (groeps)) works council (ondernemingsraad) or European works council (Europese ondernemingsraad), and that there is no, nor is there a legal obligation to have or a process pending for the establishment of a (joint (gemeenschappelijke), central (centrale) or group (groeps)) works council (ondernemingsraad) or European works council (Europese ondernemingsraad) in the group of companies of which the Company forms part, which assumption is supported by the statement of the managing board of the Company, included in the Managing Board Resolution;

5.6                               that the Agreements have been (or will have been) entered into in the form reviewed by us and that there have been no amendments or modifications to the Agreements;

5.7                               that the Agreements have been (or will have been) signed on behalf of the Company by (i) a sole/jointly authorised managing director(s) of the Company in accordance with its Articles of Association, or (ii) either Mark J. DeCesaris, Thomas E. Zacharias or Susan C. Hyde in their capacity as attorneys under the Power of Attorney;

5.8                               that none of the managing directors of the Company have a conflict of interest with the Company’s entry into of the Agreements that would prevent them from validly participating in the deliberations (beraadslagingen) in connection with the Managing Board Resolution and adopting the resolutions contained in the Managing Board Resolution in the manner contemplated by Article 2:239 paragraph 6 and Article 2:250 paragraph 5 of the Netherlands Civil Code (the “Civil Code”);

5.9                               that (a) the Power of Attorney is in full force and effect without having been modified in any respect, (b) the Power of Attorney, under any applicable law other than Netherlands Law, validly authorises the person or persons purported to be granted a power of attorney to represent and bind the Company vis-à-vis the other parties to the Agreements with regard to the transactions contemplated by and for the purpose stated in the Agreements and (c) no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreements on behalf of the Company under the Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney;

5.10                        that the Deed of Incorporation is a valid notarial deed (authentieke akte), that the content thereof is correct and complete, and that there were no defects in the incorporation of the Company (not appearing on the face of the Deed of Incorporation) on the basis of which a court might dissolve (ontbinden) the Company, or the Company would be non-existent (niet ontstaan);

5.11                        that the Company has not been dissolved (ontbonden), granted a moratorium (surséance van betaling verleend), or declared bankrupt (failliet verklaard), that no legal merger or legal split (juridische fusie of juridische splitsing) has been enacted and no corporate action pertaining thereto has been initiated or executed; although not constituting conclusive evidence thereof, our assumption being supported by the Company Searches (noting that the civil law clerk’s office (civiele griffie) does not make public information regarding dissolution);

5.12                        that for the purposes of EU Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings (“Regulation 1346/2000”), the Company’s centre of main interest (as used in Article 3(1) of Regulation 1346/2000) is situated in its jurisdiction of incorporation and the Company does not have an ‘establishment’ (as defined in Article 2(h) of Regulation 1346/2000) in any other jurisdiction;

5.13                        the correctness of the Excerpt and of all information provided to us by fax, by e-mail or by telephone by the persons referred to in the Company Searches and that the Excerpt and all such information has remained unaltered and correct since the date of provision of such information;

5.14                        that, upon execution by all parties thereto, the Agreements, under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction other than the Netherlands, constitute legal, valid and binding obligations of the parties thereto that are enforceable against those parties in accordance with their terms;

5.15                        that there are no (internal) agreements, letters or other arrangements having contractual effect that modify the terms of or affect the Agreements.

6.                                      LEGAL OPINIONS

Based upon a review of the Documents, and subject to the remaining provisions of this legal opinion (including, without limitation, the assumptions and qualifications referred to in paragraphs 5 and 7 respectively) and any factual matters, documents and events not disclosed to us in the course of our examination referred to above, we are, as at the date hereof, of the following legal opinion:

6.1                               The Company has been incorporated and exists as a legal entity in the form of a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Netherlands Law.

6.2                               The Company has the corporate power to enter into the Agreements and perform its obligations thereunder.

6.3                               The Company has taken all necessary corporate action to authorise the entry into of the Agreements and the performance by the Company of its obligations thereunder.

6.4                               The Agreements have been validly executed by the Company.

6.5                               The execution, delivery, and performance by the Company of the Agreements will not violate the Articles of Association or any provisions of Netherlands Law,  to the extent that such violations would make the Agreements or parts thereof null and void or subject the Agreements to nullification or avoidance in the Netherlands.

7.                                      QUALIFICATIONS

The legal opinions that are given in this legal opinion are subject to the following qualifications:

7.1                               The legal opinions may be affected or limited by the provisions of any applicable bankruptcy (faillissement), moratorium (surséance van betaling), insolvency, reorganization, fraudulent conveyance (actio pauliana), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights and remedies from time to time in force.

7.2                               If any legal act (rechtshandeling) is performed by a Dutch legal entity and such legal act is not in such entity’s corporate interest, such legal act may, apart from exceeding such entity’s corporate power, also be in violation of its articles of association and be nullified by it if the other party or parties to the act knew or should have known that the legal act is not in the entity’s corporate interest.

7.3                               The legal opinions may be affected and limited by the general defences available to obligors under Netherlands Law in respect of the validity and enforceability of contractual obligations. Without purporting to be comprehensive, we note that the Agreements may be voided if it was made through undue influence (misbruik van omstandigheden), fraud (bedrog), threat (bedreiging) or error (dwaling) of any of the parties thereto and any claims under the Agreements may be, or become, subject to set-off, counterclaim or suspension (opschorting).

7.4                               A power of attorney granted by a Dutch company will automatically, i.e. by operation of law, terminate upon the bankruptcy of such company or become ineffective when such company has been granted a moratorium.

8.                                      CONFIDENTIALITY AND RELIANCE

8.1                               This legal opinion is addressed to you and may be relied upon solely for purpose of the Registration. It (i) may not be provided to or relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express prior written consent having been obtained in advance and (ii) should at all times be kept strictly confidential.

8.2                               Notwithstanding paragraph 8.1, a copy may, solely for the purpose of the Registration, be attached to the Form 8-K as an exhibit.

8.3                               Notwithstanding paragraph 8.1, this opinion letter may be relied upon by DLA Piper LLP (US) for the purpose of its legal opinion in connection with the Registration.

8.4                               We consent to the filing of this legal opinion with the SEC as an exhibit to the Form 8-K and to the reference to our firm in the Prospectus Supplement relating to the Notes filed with the SEC on 17 January 2017 under the heading “Legal Matters.” In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act of 1933, as amended, or under any rules and regulations promulgated by the SEC.

Yours faithfully

/s/ Gerard Kneppers	/s/ Manon den Boer
GERARD KNEPPERS	MANON DEN BOER
Advocaat - Partner	Notaris - Partner
DLA PIPER NEDERLAND N.V.	DLA PIPER NEDERLAND N.V.